SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 3, 2006 (March 31, 2006)

Date of Report (Date of earliest event reported)
Hayes Lemmerz International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50303	32-0072578_

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
HLI Operating Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-107539	30-0167742_

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
15300 Centennial Drive, Northville, Michigan 48168

(Address of principal executive offices)                     (Zip Code)
(734) 737-5000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
ITEM 7.01. Regulation FD Disclosure
ITEM 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Amendment No.2 to Amended and Restated Credit Agreement
Press Release dated March 31, 2006

ITEM 1.01. Entry into a Material Definitive Agreement.
     On March 31, 2006, Hayes Lemmerz International, Inc. (the “Company”) and its subsidiary, HLI Operating Company, Inc., entered into Amendment No. 2 (the “Amendment”) to its Amended and Restated Credit Agreement dated as of April 11, 2005 (the “Credit Agreement”) with the lenders and issuers from time to time party thereto; Citicorp North America, Inc., as First Lien Agent, Second Lien Agent and Collateral Agent; Lehman Commercial Paper Inc., as Syndication Agent, and General Electric Capital Corporation, as Documentation Agent. Citicorp North America, Inc. is also the program agent under the Company’s domestic accounts receivable securitization program. The Amendment and the Company’s press release announcing the Amendment are attached hereto as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by this reference.
     The Amendment favorably modifies the Company’s financial covenants with respect to maximum leverage ratios, minimum interest coverage ratios, and minimum fixed charge coverage ratios; reduces the amount of permitted capital expenditures and increases the interest rates on the Term B loan by 25 basis points and on the Term C loan by 50 basis points.
ITEM 7.01. Regulation FD Disclosure.
     The Company also updated its fiscal 2005 earnings guidance issued on December 8, 2005. The Company expects revenue of approximately $2.3 billion for the full fiscal year ended January 31, 2006, in line with previous guidance of $2.2 billion to $2.3 billion. Adjusted EBITDA, excluding certain non-cash charges for impairment of goodwill and long-lived assets, is expected to be approximately $185 million, in line with its previous guidance of $180 million to $190 million. Capital Expenditures for the year are expected to be approximately $127 million, slightly lower than previous guidance of $130 million.
     EBITDA, a measure used by management to measure operating performance, is defined as earnings from operations plus depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to exclude asset impairment losses and other restructuring charges, reorganization items and other items. Management references these non-GAAP financial measures frequently in its decision making because they provide supplemental information that facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. Institutional investors generally look to Adjusted EBITDA in measuring performance, among other things. The Company uses Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA. In addition, incentive compensation for management is based on Adjusted EBITDA.
     The following is a reconciliation of estimated Adjusted EBITDA to estimated (loss) from operations:

Estimated Fiscal Year Ended January 31, 2006
(dollars in millions)

Earnings (loss) from operations	$(404)
Depreciation & Amortization	165

EBITDA	$(239)
Asset impairments and other restructuring charges	202
Goodwill impairments	195
Post-emergence Chapter 11 related professional fees	3
Equity compensation expense	5
EBITDA from discontinued operations	10
Severance & Other	9

Adjusted EBITDA	$185

     The Company also said that it will shortly be announcing further organizational and employee compensation changes in North America, which are in addition to the recently announced consolidation of its North American and International Wheel Groups to create a new Global Wheel Group and the closure of it Huntington, Indiana facility. The Company expects combined cost savings from all of these actions of at least $35 million annually.
     The Company also anticipates that it will record charges of approximately $195 million for the impairment of goodwill and an additional $160 million for the impairment of long-lived assets. Both of these charges are non-cash and will be recorded in the fourth quarter of 2005.
     The information contained in Item 7.01 of this report is not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the information by reference. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in Item 7.01 of this report that is required to be disclosed solely by reason of Regulation FD.

     The information contained herein is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this report, although we may do so from time to time as we believe is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.
ITEM 9.01. Financial Statements and Exhibits.
(c) Exhibits.
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.

	By:	/s/ Patrick C. Cauley

Patrick C. Cauley
Vice President, General Counsel and Secretary
Dated: April 3, 2006
Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HLI OPERATING COMPANY, INC.

	By:	/s/ Patrick C. Cauley

Patrick C. Cauley
Vice President, General Counsel and Secretary
Dated: April 3, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2 to Amended and Restated Credit Agreement dated as of March 31, 2006

99.1	Press release of the Company dated March 31, 2006.